Exhibit 99.2

Quad/Graphics 1st Quarter 2011 Earnings Conference Call May 11, 2011 Joel Quadracci Chairman, President & CEO John Fowler Executive VP & CFO

Cautionary Note Regarding Forward-Looking Statements To the extent any statements made in this investor presentation contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, Quad/Graphics’ objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook, and can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe” or “continue” or the negatives of these terms, variations on them and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Quad/Graphics. Among such risks, uncertainties and other factors that may impact Quad/Graphics are: the impact of significant overcapacity in the commercial printing industry, which creates downward pricing pressure and fluctuating demand for printing services; the impact of fluctuations in costs and availability of raw materials, energy costs and freight rates; Quad/Graphics may be unable to achieve the estimated potential synergies expected from the recently completed acquisition of World Color Press or it may take longer or cost more than expected to achieve those synergy savings; unexpected costs or liabilities related to the acquisition, including the effects of purchase accounting that may be different from Quad/Graphics’ allocations; failure to successfully integrate the operations of Quad/Graphics and World Color Press; the impact of electronic media and similar technological changes; changes in macroeconomic and political conditions in the countries where Quad/Graphics operates; regulatory matters and risks; legislative developments or changes in laws; the impact of fluctuations in interest rates and foreign exchange rates; the retention of existing, and continued attraction of additional, key employees; and the effect of accounting pronouncements issued periodically by standard-setting bodies. Quad/Graphics cautions that the foregoing list of risks, uncertainties and other factors is not exhaustive and you should carefully consider the other factors detailed from time to time in Quad/Graphics’ other filings with the United States Securities and Exchange Commission and other uncertainties and potential events when relying on the company’s forward-looking statements to make decisions with respect to Quad/Graphics. Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this investor presentation. Except to the extent required by the federal securities laws, Quad/Graphics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this presentation also contains non-GAAP measures, specifically Adjusted EBITDA and Adjusted EBITDA Margin. They are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics gauges the profitability and assesses the performance of the business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA is defined as net earnings (loss) plus interest expense, income tax expense, depreciation and amortization, and restructuring, impairment and transaction-related charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

Today’s Call Introduction Overview of Quarter Financial Overview Concluding Remarks

Today’s Call Introduction Overview of Quarter Financial Overview Concluding Remarks

Overview of Quarter Results In Line With Expectations Business trends from 4th quarter 2010 continued Revenue up slightly versus pro forma 2010 Positive impact from: Higher paper and byproduct revenues Higher legacy Quad/Graphics volumes Downward pressure from: Lower legacy Worldcolor volumes Pricing headwinds due to overcapacity in industry Lower contractual pricing inherited at acquisition Adjusted EBITDA of $140.7 million and adjusted EBITDA margin at 12.8%

Initiating Quad’s First Dividend We have initiated our first dividend as a public company based on our confidence to: Successfully complete Worldcolor integration Continue to generate sustained strong future cash flows Continue to pay down debt Quarterly dividend of $0.20 per share payable on June 10, 2011 This represents an annualized dividend of $0.80 per share We have strategies for capital expenditures, growth and balance sheet improvements. We believe the dividend enhances Quad’s capital allocation strategy.

Overview of Quarter Balancing our priorities to: Meet the needs of our customers Continue effective execution of the integration plan Optimize operational efficiencies Invest in the platform Pursue growth opportunities Moving aggressively to complete the integration and implement sustainable cost reductions

Continued Effective Execution of the Integration Plan Three additional plant closures announced in 2011 10 total plants announced for closure Announced closures and other restructuring actions to date will result in: A gross reduction of 5,000 employees The closure of more than 5 million square feet of manufacturing, warehousing and office space To date we have realized a net reduction of approximately 3,300 full-time equivalent employees We remain focused on our customers during this complex integration

Continued Effective Execution of the Integration Plan We remain confident that we will achieve somewhat more than the $225 million of synergies on an annual run-rate basis within 24 months of closing We continue to seek additional cost savings opportunities Strong integration progress to date was a factor in initiating a dividend earlier than anticipated

Continued Effective Execution of the Integration Plan First full plant conversion to Quad’s proprietary ERP software This suite includes more than 40 integrated programs that: Streamline processes Improve visibility Enable decision-making that leads to productivity improvements Enhance customer tools to seamlessly integrate production workflows Optimize labor management Five main areas of software integration Manufacturing ERP – data collection on productivity metrics Sales / Marketing – customer relationship management software Accounting – timely reporting and better analysis Logistics – load planning Human Resources Integration – one payroll system Still a lot of work ahead, but clearly believe we have made great strides toward the final goal

Investments in Platform $15 million investment to enhance the Book platform in Martinsburg, WV Investments in Quad’s Direct Mail platform as part of a $40 million capital spending plan In Commercial Print platform, substantial expansion of Burlington, WI, facility to accommodate several new state-of-the-art presses that will drive greater flexibility, quality and efficiency for our clients Complements already robust lineup of digital and conventional presses and comprehensive fulfillment services

Balancing Quad’s Priorities Operationally impatient Focus on managing costs and capacity Work to strengthen Quad’s competitive position Strategically disciplined With the implementation of the integration firmly in place, we are focused on identifying growth opportunities Disciplined approach to pursue only those opportunities that we believe will create profitable growth and long-term shareholder value Quad/Graphics will continue to be operationally impatient, but remain strategically disciplined

Today’s Call Introduction Overview of Quarter Financial Overview Concluding Remarks

Financial Overview Millions $ 2011 1st Quarter As Reported 2010 1st Quarter Pro forma (1) Net Sales $1,102.3 $1,095.6 Cost of Sales 853.4 840.5 SG&A 109.0 117.6 Restructuring, Impairment and Transaction–Related Charges 34.8 36.3 Interest Expense 29.9 33.3 Adjusted EBITDA (2) $140.7 $140.2 Adjusted EBITDA Margin (2) 12.8% 12.8% (1) Pro forma results include the historical results in US GAAP of Quad/Graphics and Worldcolor for the respective periods, as well as the appropriate pro forma adjustments to give effect to the acquisition of Worldcolor as of January 1, 2010 (2) See slide 30 for reconciliation of GAAP to non-GAAP measures

Financial Overview 1st Quarter 2011 Net Sales of $1.1 billion – up slightly versus pro forma 2010 Positive impact from: Higher paper and byproduct revenues Higher legacy Quad/Graphics volumes Downward pressure from: Lower legacy Worldcolor volumes Pricing headwinds due to overcapacity in industry Lower contractual pricing inherited at acquisition

Financial Overview 1st Quarter 2011 Cost of Sales of $853.4 million – up 1.5% versus $840.5 million pro forma 2010 As a percent of sales, cost of sales increased due to: Higher paper sales sold at lower margin than manufacturing sales Increased energy and commodity costs Incremental retirement and compensation expense incurred to create a comprehensive and sustainable program for legacy Worldcolor employees Frictional costs from hiring and training additional employees to prepare certain print plants to receive transferred volumes from closing plants Partially offset by synergy savings

Financial Overview 1st Quarter 2011 Selling, General & Administrative Expenses: $109.0 million – down 7.3% versus $117.6 million pro forma 2010 Driven by synergy savings Depreciation & Amortization: $90.5 million and Interest Expense of $29.9 million Both in line with expectations Restructuring, Impairment and Transaction-Related Charges of $34.8 million Also in line with expectations

Financial Overview Restructuring, Impairment and Transaction-Related Charges

Financial Overview 1st Quarter 2011 Adjusted EBITDA: $140.7 million and Adjusted EBITDA Margin at 12.8% A $0.5 million increase versus pro forma 1st quarter 2010 results of $140.2 million despite: Reduction in legacy Worldcolor volumes Pricing headwinds due to overcapacity in industry and contractual pricing inherited at acquisition Incremental retirement and compensation expense incurred to create sustainable comprehensive program for legacy Worldcolor employees Rising energy and commodity costs Worldcolor had a strong 1st half of 2010 due to unsustainable cost reduction efforts primarily initiated during bankruptcy

Financial Overview 1st Quarter 2011 As Reported Net Loss and Diluted Loss Per Share Net loss of $7.3 million, or $(0.15) per diluted share compared to net loss of $8.5 million, or $(0.30) per diluted share in 2010 Excluding restructuring, impairment and transaction-related charges, net earnings would have been $11.1 million or $0.24 diluted earnings per share(1) in 2011, as compared to net earnings of $0.1 million, or $0.00 per diluted share in 2010 (1) Net earnings and diluted earnings per share adjustments were tax effected utilizing the 47% 1st quarter 2011 effective tax rate.

Balance Sheet March 31, 2011 (US $ Millions) The strength in our balance sheet and strong cash flows were key factors in initiating the dividend earlier than expected

Well Capitalized (US $ Millions) All amounts are as of March 31, 2011 and July 2, 2010 or for the trailing 12 months ended March 31, 2011 and July 2, 2010. (1) Excludes Worldcolor pension and other postretirement liabilities. (2) Interest coverage defined as LTM pro forma adjusted EBITDA divided by LTM pro forma interest expense. Significant debt and pension liability reductions since the Worldcolor acquisition

Debt Metrics $530 million revolver had $53 million drawn at March 31, 2011 at 3.8%, down from $57 million on December 31, 2010 Blended interest rate of 6.2% Outstanding principal is 54% floating and 46% fixed Long-term fixed rate debt consists of private placement bonds Weighted average interest rate of 7.5% Weighted average maturity of 11 years, weighted average life of 6.5 years Floating rate debt average interest rate of 5.1% Continue to target a leverage ratio of approximately 2.0X Over time, we are comfortable operating in a leverage range from 2.0-2.5X but may operate above or below that given timing of investments and growth opportunities

Guidance –2011 2011 – Guidance Adjusted EBITDA: Slightly in excess of $700 million Depreciation and Amortization: $345 - $365 million Interest Expense: $105 - $115 million Capital Expenditures: $170 - $200 million Cash Taxes: Less than $10 million for 2011 $24 million payment in 1st quarter related to 2010 Pension: $54 million in cash contributions and $8 million in non-cash pension expense

Today’s Call Introduction Overview of Quarter Financial Overview Concluding Remarks

Concluding Remarks Dividend initiated today – reflects confidence to: Successfully complete Worldcolor integration Continue to generate sustained strong future cash flows Continue to pay down debt Continue to make great progress on integration Focused on our customers Remain operationally impatient to improve results Strategically disciplined in growing profitably Commitment to safe work environment A special thank you to Mark Angelson for his contributions while serving on Quad’s Board of Directors

Questions? For more information contact: Barb Bolens barb.bolens@qg.com

SUPPLEMENTAL INFORMATION

Pro Forma Adjusted EBITDA Reconciliation to GAAP

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